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                                                                   Exhibit 10(i)
                                                                   -------------

                               THIRD AMENDMENT TO

                              THE ALLEN GROUP INC.

                                1992 STOCK PLAN



        Subject to the approval of the stockholders of the Company at its 1995 Annual Meeting of Stockholders to be held on April 27, 1995, this Third Amendment to The Allen Group Inc. 1992 Stock Plan, as previously amended, is hereby adopted this 23rd day of February, 1995, to provide as follows:


      1. Section 2 of the Plan hereby is amended by deleting Section 2 in its entirety and inserting in place thereof the following provisions:


           "2. SHARES SUBJECT TO PLAN. The total number of shares of Common Stock with respect to which options may be granted and Restricted Shares may be awarded under the Plan shall not exceed 2,000,000. Shares awarded as Restricted Shares or issued upon exercise of options granted under the Plan may be authorized and previously unissued shares, issued shares which have been reacquired by the Company or a combination thereof. In the event that any Restricted Shares shall be forfeited or any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be canceled as to any shares of Common Stock, without having been exercised in full, new awards of Restricted Shares may be made or new options may be granted with respect to such shares without again being charged against the maximum share limitation set forth above in this Section 2. In addition, upon the full or partial payment of any option price by the transfer to the Company of shares of Common Stock or upon satisfaction of tax withholding obligations in connection with any such exercise or the lapsing of restrictions on any Restricted Shares or any other payment made or benefit realized under this Plan by the transfer or relinquishment of shares of Common Stock, only the net number of shares of Common Stock actually issued or transferred by the Company, after subtracting the number of shares of Common Stock so transferred or relinquished, shall be charged against the maximum share limitation set forth above in this Section 2; provided, however, that the number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed such maximum share limitation.

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            No employee shall be granted options for more than
           200,000 shares of Common Stock, or awarded more than 100,000 Restricted Shares, under the Plan in any one fiscal year of the Company, subject to adjustments as provided in Section 7 of this Plan."



      2.   The last sentence of Section 5(a) hereby is deleted in its entirety.


      3. Section 6(b) of the Plan hereby is amended by adding the following sentence after the third sentence of Section 6(b):


           "Such conditions may also include performance measures, which, in the case of any such award of Restricted Shares to an employee who is a "covered employee" within the meaning of Section 162(m) of the Code, shall be based on one or more of the following criteria: earnings per share, market value per share, return on invested capital, return on operating assets and return on equity."



      All other provisions of the Plan hereby are ratified, confirmed and approved.



      IN WITNESS WHEREOF, the Company has caused this Third Amendment to be duly executed in its name by its duly authorized officer this 23rd day of February, 1995.


                                                    THE ALLEN GROUP INC.


                                                    By:   /s/ Philip Wm. Colburn
                                                          ----------------------
                                                          Philip Wm. Colburn
                                                          Chairman of the Board


ATTEST:


/s/ McDara P. Folan, II
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McDara P. Folan, III
Secretary